Fourth Quarter & Full Year 2024 Earnings Results January 28, 2025

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•Full year 2024 sales were $7,175 million, down 20 percent compared to last year.
•Full year 2024 reported diluted earnings per share was $1.95, down 78 percent versus last year; adjusted diluted earnings per share was $3.25, down 65 percent versus last year.
•Fourth quarter sales were $1,755 million, down 23 percent compared to last year.
•Fourth quarter reported diluted earnings per share was $0.19, down 90 percent versus last year; adjusted diluted earnings per share was $0.92, down 54 percent versus last year.
•Primary factors affecting fourth quarter sales were lower volume due to planned reductions in shipments as we actively managed dealer inventory in a subdued retail environment.
•Fourth quarter North America market share was flattish across all three segments.
•Powersports retail sales for the quarter were down 7 percent versus last year.
•Polaris announced full year 2025 sales and adjusted earnings guidance with full year sales expected to be down 1 to 4 percent and full year adjusted earnings per share expected to be down ~65 percent, both sales and adjusted earnings per share are compared to full year 2024.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ended December 31, 2024	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$1,755.4	(23)%	$1,754.7	(23)%
Gross profit margin	20.4%	-44 bps	21.1%	+9 bps
Total operating expenses	$318.2	(11)%
Net income attributable to Polaris	$10.6	(90)%	$52.3	(54)%
Net income attributable to Polaris margin	0.6%	-391 bps
Adjusted EBITDA Margin*			9.6%	-66 bps
Diluted EPS attributable to Polaris	$0.19	(90)%	$0.92	(54)%

*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
Amid a tough year for the powersports industry, I’m proud of the Polaris team’s disciplined focus to make progress within the areas we can control. We were relentless in our efforts, resulting in continued innovation leadership with our products, a 16-percent reduction in ORV dealer inventory, and an operational efficiency savings goal that was exceeded by over $100 million. Polaris has weathered storms before, and we believe we are positioning our organization to emerge from this downcycle even stronger. While I anticipate challenging headwinds will carry forward into 2025, we will remain focused on being a strong partner to our dealers, providing our riders with high quality products and working to deliver long-term value to shareholders.
-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (January 28, 2025) - Polaris Inc. (NYSE: PII) (the "Company") today released fourth quarter and full year 2024 results. For the fourth quarter, the Company reported worldwide sales of $1,755 million, down 23 percent versus the fourth quarter of 2023. North America sales of $1,481 million represented 84 percent of total company sales and decreased 26 percent from $1,995 million in 2023. International sales of $274 million represented 16 percent of total Company sales and decreased seven percent versus the fourth quarter of 2023. Total Company sales in the fourth quarter of 2024 were negatively impacted by lower volumes due to planned shipment reductions.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

Fourth Quarter & Full Year 2024 Earnings Results
As reported, fourth quarter net income attributable to Polaris of $11 million decreased 90 percent and diluted earnings per share ("EPS") of $0.19 decreased 90 percent compared to the fourth quarter of 2023. Adjusted net income attributable to Polaris for the quarter was $52 million, down 54 percent, and adjusted EPS was $0.92, down 54 percent, in each case as compared to the fourth quarter of 2023.

Gross profit margin decreased 44 basis points to 20.4 percent for the fourth quarter, as compared to the fourth quarter of 2023. Adjusted gross profit margin of 21.1 percent increased 9 basis points primarily driven by positive lean impacts, operational efficiencies, and warranty; somewhat offset by mix, as compared to the fourth quarter of 2023.

Operating expenses were $318 million in the fourth quarter of 2024 compared to $357 million in the fourth quarter of 2023 due to lower cost spend across our business. Operating expenses, as a percentage of sales, of 18.1 percent were up 254 basis points in the fourth quarter of 2024 compared to the fourth quarter of 2023.

Other expenses were $19 million for the fourth quarter, compared to other income of $11 million for the fourth quarter of 2023. This fluctuation was primarily due to an impairment charge recorded in the fourth quarter related to an investment held by the Company and unfavorable currency exchange rate movements.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q4 2024	Q4 2023	Change	Q4 2024	Q4 2023	Change
Off Road	$1,437.2	$1,916.8	(25)%	21.4%	21.3%	+9 bps
On Road	$180.8	$229.2	(21)%	9.9%	13.8%	-391 bps
Marine	$137.4	$143.2	(4)%	17.3%	17.9%	-65 bps

Off Road segment results were primarily driven by these factors:
•Sales were driven by lower volume due to planned shipment reductions as we actively managed dealer inventory in a subdued retail environment.
•Parts, Garments and Accessories (PG&A) sales decreased 13 percent.
•Gross profit margin performance was driven by operational efficiencies and lower costs somewhat offset by negative mix, finance interest, and absorption.
•Polaris North America ORV unit retail sales were flat. Estimated North America industry ORV unit retail sales were up mid-single digits percent.

On Road segment results were primarily driven by these factors:
•Sales were driven by lower volumes.
•PG&A sales decreased 15 percent.
•Gross profit margin performance was driven by a favorable comparable last year and operational efficiencies; partially offset by a mix headwind.
•North America unit retail sales for Indian Motorcycle were flat. Estimated North America unit retail sales for the comparable motorcycle industry were down high-single digits percent.

Marine segment results were primarily driven by these factors:
•Sales were driven by lower volume due to planned shipment reductions as we actively managed dealer inventory in a subdued retail environment.
•Gross profit margin performance was impacted by a decrease in sales volumes resulting in decreased leverage of manufacturing costs.

2025 BUSINESS OUTLOOK
The Company expects 2025 sales to be down one to four percent versus 2024. The Company expects margin headwinds from negative mix, planned reductions in production leading to negative absorption in addition to the restoration of the Company's employee profit-sharing program. These are expected to be somewhat offset by continued progress with the Company's lean and efficient operations strategy. The Company expects adjusted diluted EPS attributed to Polaris Inc. common stockholders to be down approximately 65 percent versus 2024.

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Fourth Quarter & Full Year 2024 Earnings Results
The Company has not provided reconciliations of guidance for adjusted earnings per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call contains certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before income taxes, net income attributed to Polaris Inc., diluted EPS attributed to Polaris Inc., EPS attributed to Polaris Inc., EBITDA, EBITDA Margin, and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, and to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 10:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2024 fourth quarter and full year results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 6214446. A replay of the webcast will be available by accessing the same webcast link on our website at ir.polaris.com or by phone dialing 1-877-344-7529 in the U.S., or 1-412-317-0088 Internationally using access code 8164508.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the RANGER, RZR and Polaris XPEDITION and GENERAL side-by-side off-road vehicles; Sportsman all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle mid-size and heavyweight motorcycles; Slingshot moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Headquartered in Minnesota, Polaris serves nearly 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release, including, but not limited to, the “2025 Business Outlook” and statements in “CEO Commentary” above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand, including as a result of supply chain disruptions; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; product offerings, promotional activities and pricing strategies by competitors that may make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit, including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather on the Company’s supply chain, manufacturing operations and consumer demand; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs, particularly in light of the proposed policies of the new presidential administration); changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of the Company’s business; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements except as otherwise may be required by law.

The data source for retail sales figures included in this presentation is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to change. Retail sales references to total Company retail sales includes only ORV, snowmobiles, On Road and Marine in North America and International unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 3

Fourth Quarter & Full Year 2024 Earnings Results

CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Sales	$1,755.4	$2,289.2	$7,175.4	$8,934.4
Cost of sales	1,397.5	1,812.3	5,708.6	6,974.5
Gross profit	357.9	476.9	1,466.8	1,959.9
Operating expenses:
Selling and marketing	113.8	127.0	500.4	542.3
Research and development	78.2	92.8	336.9	374.3
General and administrative	126.2	136.9	436.5	422.8
Total operating expenses	318.2	356.7	1,273.8	1,339.4
Income from financial services	26.1	22.5	97.6	80.4
Operating income	65.8	142.7	290.6	700.9
Non-operating expense:
Interest expense	34.3	32.8	137.0	125.0
Other expense (income), net	19.3	(10.9)	12.8	(44.5)
Income before income taxes	12.2	120.8	140.8	620.4
Provision for income taxes	1.4	17.5	29.6	117.7
Net income	10.8	103.3	111.2	502.7
Net (income) loss attributable to noncontrolling interest	(0.2)	0.1	(0.4)	0.1
Net income attributable to Polaris Inc.	$10.6	$103.4	$110.8	$502.8

Net income per share attributable to Polaris Inc. common shareholders:
Basic	$0.19	$1.82	$1.96	$8.80
Diluted	$0.19	$1.81	$1.95	$8.71
Weighted average shares outstanding:
Basic	56.3	56.8	56.5	57.1
Diluted	56.6	57.2	56.8	57.7

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Fourth Quarter & Full Year 2024 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	December 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$287.8	$367.8
Trade receivables, net	192.3	306.4
Inventories, net	1,741.5	1,810.5
Prepaid expenses and other	395.7	198.0
Income taxes receivable	15.1	9.0
Total current assets	2,632.4	2,691.7
Property and equipment, net	1,186.7	1,201.5
Investment in finance affiliate	136.7	141.1
Deferred tax assets	384.6	295.9
Goodwill and other intangible assets, net	936.2	906.4
Operating lease assets	127.2	143.9
Other long-term assets	121.4	135.8
Total assets	$5,525.2	$5,516.3
Liabilities and Equity
Current liabilities:
Current financing obligations	$434.3	$54.0
Accounts payable	562.8	713.1
Accrued expenses	1,259.7	1,123.6
Other current liabilities	36.4	43.1
Total current liabilities	2,293.2	1,933.8
Long-term financing obligations	1,638.1	1,854.4
Other long-term liabilities	293.4	297.0
Total liabilities	$4,224.7	$4,085.2
Deferred compensation	6.4	10.3
Equity:
Total shareholders’ equity	1,289.9	1,418.4
Noncontrolling interest	4.2	2.4
Total equity	1,294.1	1,420.8
Total liabilities and equity	$5,525.2	$5,516.3

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Fourth Quarter & Full Year 2024 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Twelve months ended December 31,
	2024	2023
Operating Activities:
Net income	$111.2	$502.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	286.3	258.9
Noncash compensation	49.2	57.4
Noncash income from financial services	(53.8)	(41.5)
Deferred income taxes	(86.7)	(86.8)
Intangible asset and investment impairment	29.5	—
Other, net	0.1	(0.8)
Changes in operating assets and liabilities:
Trade receivables	103.4	49.0
Inventories	39.5	115.1
Accounts payable	(141.8)	(143.8)
Accrued expenses	158.8	217.1
Income taxes payable/receivable	(11.0)	18.6
Prepaid expenses and other, net	(216.5)	(20.1)
Net cash provided by operating activities	268.2	925.8
Investing Activities:
Purchase of property and equipment	(261.7)	(412.6)
Distributions from (investment in) finance affiliate, net	58.2	(6.5)
Investments in and distributions from other affiliates	(4.7)	(20.2)
Acquisition of developed technology assets	(62.7)	—
Acquisition of business, net of cash acquired	—	(22.7)
Net cash used for investing activities of continuing operations	(270.9)	(462.0)
Financing Activities:
Borrowings under financing obligations	3,694.6	2,770.0
Repayments under financing obligations	(3,528.8)	(2,928.2)
Repurchase and retirement of common shares	(82.7)	(178.6)
Cash dividends to shareholders	(147.7)	(147.3)
Cash dividend to noncontrolling interest	(0.6)	—
Proceeds from stock issuances under employee plans	6.0	52.8
Net cash used for financing activities	(59.2)	(431.3)
Impact of currency exchange rates on cash balances	(18.0)	10.7

Net (decrease) increase in cash, cash equivalents and restricted cash	(79.9)	43.2
Cash, cash equivalents and restricted cash at beginning of period	382.9	339.7
Cash, cash equivalents and restricted cash at end of period	$303.0	$382.9

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$287.8	$367.8
Other long-term assets	15.2	15.1
Total	$303.0	$382.9

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Fourth Quarter & Full Year 2024 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Sales	$1,755.4	$2,289.2	$7,175.4	$8,934.4
Restructuring (3)	(0.7)	—	(0.7)	—
Adjusted sales	1,754.7	2,289.2	7,174.7	8,934.4

Gross profit	357.9	476.9	1,466.8	1,959.9
Restructuring (3)	11.6	3.0	18.7	3.0
Adjusted gross profit	369.5	479.9	1,485.5	1,962.9

Income before income taxes	12.2	120.8	140.8	620.4
Distributions from other affiliates (1)	—	(1.4)	—	(1.4)
Acquisition-related costs (2)	0.2	0.6	1.4	1.3
Restructuring (3)	12.7	6.8	35.2	8.2
Intangible amortization (5)	4.4	4.4	17.7	17.7
Class action litigation expenses (6)	1.6	3.1	7.0	8.5
Intangible asset and investment impairment (7)	29.5	—	29.5	—
Adjusted income before income taxes	60.6	134.3	231.6	654.7

Net income attributable to Polaris Inc.	10.6	103.4	110.8	502.8
Distributions from other affiliates (1)	—	(1.4)	—	(1.4)
Acquisition-related costs (2)	0.1	0.5	1.0	1.0
Restructuring (3)	9.7	5.2	26.8	6.3
Intangible amortization (5)	3.4	3.4	13.5	13.5
Class action litigation expenses (6)	1.2	2.3	5.4	6.4
Intangible asset and investment impairment (7)	27.3	—	27.3	—
Adjusted net income attributable to Polaris Inc.(8)	$52.3	$113.4	$184.8	$528.6

Diluted EPS attributable to Polaris Inc.	$0.19	$1.81	$1.95	$8.71
Distributions from other affiliates (1)	—	(0.02)	—	(0.02)
Acquisition-related costs (2)	—	0.01	0.02	0.02
Restructuring (3)	0.17	0.09	0.47	0.11
Intangible amortization (5)	0.06	0.05	0.24	0.23
Class action litigation expenses (6)	0.02	0.04	0.09	0.11
Intangible asset and investment impairment (7)	0.48	—	0.48	—
Adjusted EPS attributable to Polaris Inc. (8)	$0.92	$1.98	$3.25	$9.16

Adjusted sales	$1,754.7	$2,289.2	$7,174.7	$8,934.4

Net income	$10.8	$103.3	$111.2	$502.7
Provision for income taxes	1.4	17.5	29.6	117.7
Interest expense	34.3	32.8	137.0	125.0
Depreciation	73.5	67.6	264.4	241.2
Intangible amortization (4)	6.0	4.4	21.9	17.7
Distributions from other affiliates (1)	—	(1.4)	—	(1.4)
Acquisition-related costs (2)	0.2	0.6	1.4	1.3
Restructuring (3)	10.9	6.8	33.4	8.2
Class action litigation expenses (6)	1.6	3.1	7.0	8.5
Intangible asset and investment impairment (7)	29.5	—	29.5	—
Adjusted EBITDA	$168.2	$234.7	$635.4	$1,020.9
Adjusted EBITDA Margin	9.6%	10.3%	8.9%	11.4%

(1) Represents distributions received related to an impaired investment held by the Company

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Fourth Quarter & Full Year 2024 Earnings Results

(2) Represents adjustments for integration and acquisition-related expenses
(3) Represents adjustments for corporate restructuring and the wind down of the FTR product line within the Company's On Road segment
(4) Represents amortization expense for intangible assets acquired through business combinations and asset acquisitions
(5) Represents amortization expense for intangible assets acquired through business combinations
(6) Represents adjustments for certain class action litigation-related expenses
(7) Represents impairment charges related to other intangible assets associated with the Company's Off Road segment and an impairment charge related to an investment held by the Company
(8) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2024 and 2023, except for non-deductible items

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Fourth Quarter & Full Year 2024 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Twelve months ended December 31,
	2024	2023

Net cash provided by operating activities	$268.2	$925.8
Purchase of property and equipment	(261.7)	(412.6)
Distributions from (investment in) finance affiliate, net	58.2	(6.5)
Adjusted free cash flow	$64.7	$506.7

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
SEGMENT GROSS PROFIT	2024	2023	2024	2023
Off Road segment gross profit	$307.9	$409.0	$1,160.5	$1,531.6
Restructuring (1)	0.2	—	4.3	—
Adjusted Off Road segment gross profit	308.1	409.0	1,164.8	1,531.6

On Road segment gross profit	18.0	31.7	179.4	240.4
Restructuring (2)	11.2	—	11.2	—
Adjusted On Road segment gross profit	29.2	31.7	190.6	240.4

Marine segment gross profit	23.7	25.7	80.6	169.0
Restructuring (1)	0.1	0.3	0.1	0.3
Adjusted Marine segment gross profit	23.8	26.0	80.7	169.3

Corporate segment gross profit	8.3	10.5	46.3	18.9
Restructuring (1)	0.1	2.7	3.1	2.7
Adjusted Corporate segment gross profit	8.4	13.2	49.4	21.6

Total gross profit	357.9	476.9	1,466.8	1,959.9
Total adjustments	11.6	3.0	18.7	3.0
Adjusted total gross profit	$369.5	$479.9	$1,485.5	$1,962.9

(1) Represents adjustments for corporate restructuring
(2) Represents adjustments for corporate restructuring and the wind down of the FTR product line within the Company's On Road segment

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Fourth Quarter & Full Year 2024 Earnings Results

NON-GAAP ADJUSTMENTS
Fourth Quarter & Full Year 2024 Results & 2025 Full Year Guidance

Restructuring and Acquisition Related Costs
The Company realized certain costs associated with the wind down of the FTR product line beginning in the fourth quarter of 2024. The Company is executing certain corporate restructuring activities across the organization to increase efficiency and focus its business, including the divestitures of the GEM, Taylor-Dunn and Transamerican Auto Parts businesses. The Company realized certain acquisition related costs associated with the acquisition of the Walker Evans business during the third quarter of 2023. For the fourth quarter of 2024, Polaris recorded combined costs totaling $12.9 million which was included as a non-GAAP adjustment.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the fourth quarter of 2024, Polaris recorded $4.4 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

2025 Adjusted Guidance
2025 adjusted guidance excludes the pre-tax effect of restructuring, network realignment and acquisition/integration costs of approximately $10 million, and approximately $20 million for class action litigation-related expenses. Intangible amortization of approximately $18 million related to all acquisitions has also been excluded.

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